AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of  18th day of November, 2014, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Rothschild Funds, listed on Exhibit FF attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit FF is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Rothschild	1

Exhibit FF to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

Name of Series	Date Added
Rothschild U.S. Large-Cap Core Fund	on or after November 18, 2014
Rothschild U.S. Large-Cap Value Fund	on or after November 18, 2014
Rothschild U.S. Small/Mid-Cap Core Fund	on or after November 18, 2014
Rothschild U.S. Small-Cap Core Fund	on or after November 18, 2014
Rothschild U.S. Small-Cap Value Fund	on or after November 18, 2014
Rothschild U.S. Small-Cap Growth Fund	on or after November 18, 2014

Transfer Agent, Shareholder & Account Services Fee Schedule for 6 Funds, 2 Classes at November, 2014
Annual Service Charges to the Fund*
▪ Base Fee First [ ] CUSIPs	$[ ] /year
▪ Base Fee Over [ ] CUSIPs	$[ ] /year
▪ NSCC Level 3 Accounts	$[ ] /open account
▪ No-Load Fund Accounts	$[ ] /open account
▪ Load Fund Accounts	$[ ] /open account
▪ Closed Accounts	$[ ] /closed account

▪	Base Fee First [ ] CUSIPs $[ ] /year
▪	Base Fee Over [ ] CUSIPs $[ ] /year
▪	NSCC Level 3 Accounts $[ ] /open account
▪	No-Load Fund Accounts $[ ] /open account
▪	Load Fund Accounts $[ ] /open account
▪	Closed Accounts $[ ] /closed account
Services Included in Annual Base Fee Per CUSIP
▪	Report Source - Client on-line access to fund and investor data.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Activity Charges
▪ Base Fee First [ ] CUSIPs	$[ ] /year
▪ Base Fee Over [ ] CUSIPs	$[ ] /year
▪ NSCC Level 3 Accounts	$[ ] /open account
▪ No-Load Fund Accounts	$[ ] /open account
▪ Load Fund Accounts	$[ ] /open account
▪ Closed Accounts	$[ ] /closed account

▪	Manual Shareholder Transaction & Correspondence$[ ] /event
▪	Omnibus Account Transaction$[ ] /transaction
▪	Telephone Calls$[ ] /month base fee plus $[ ] /minute
▪	Voice Response Calls$[ ] /call
▪	Daily Valuation/Manual 401k Trade$[ ] /trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, inbound calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, shareholder/dealer print out (daily confirms, investor confirms, tax, checks, and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, and travel.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly

Rothschild	2

Exhibit FF (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule at November, 2014

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over [ ] open accounts)
−	Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
−	Annual Base Fee - $[ ] /year
▪	FAN Web Select (Fund Groups under [ ] open accounts)
−	Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
−	Annual Base Fee - $[ ] /year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $[ ] /hour
▪	Activity (Session) Fees:
−	Inquiry - $[ ] /event
−	Account Maintenance - $[ ] /event
−	Transaction – financial transactions, reorder statements, etc. - $[ ] /event
−	New Account Setup - $[ ] /event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[ ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪	Initial Implementation Site Setup Fee - $[ ]
▪	Monthly Base Fee - $[ ]
▪	Transaction Fees:
- Inquiry - $[ ] /event
- Maintenance - $[ ] /event
- Transaction - $[ ] /event
- New Account Establishment Setup - $[ ] /event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $[ ] /year
▪	Per Record Charge
−	Rep/Branch/ID - $[ ]
−	Dealer - $[ ]
▪	Price Files - $[ ] /record or $[ ] /user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $[ ] /event
−	Per broker ID - $[ ] /month per ID
▪	Transaction Processing
− Implementation - $[ ] /management company
− Transaction – purchase, redeem, exchange, literature order - $[ ] /event
− New Account Setup – $[ ] /event
− Monthly Minimum Charge - $[ ] /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
$[ ] /fund group

Rothschild	3

Exhibit FF (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule (Continued) at November, 2014

Vision Electronic Statements (Continued)
▪	Load charges
−	$[ ] /image
▪	Archive charge (for any image stored beyond [ ] years)
−	$[ ] /document
*Normal Vision ID and activity charges also apply.
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-  Setup: $[ ] /user
-  Support: $[ ] /user per month
Additional Data Delivery Services
▪	Ad Hoc/ PowerSelect File Development
-	Setup: $[ ] /request (Includes up to [ ] hours of programming. If beyond, additional time will be $[ ] / hour consultation and development.)
-	Support: $[ ] /file per month
-	Files can be scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $[ ] one-time fee
-	Support: $[ ] /file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$[ ] implementation
−	$[ ] /month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$[ ] implementation
−	$[ ] /ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$[ ] implementation
−	$[ ] /ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$[ ] implementation
−	$[ ] /ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$[ ] implementation
−	$[ ] /ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$[ ] implementation
−	$[ ] /ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$[ ] /month

Programming Charges
▪	$[ ] /hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Rothschild	4

Exhibit FF (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule at November, 2014

Transfer Agent Training Services
▪	On-site at USBFS - $[ ] /day
▪	At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
o	$[ ] /direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[ ] setup /fund group
▪	$[ ] /month administration
▪	$[ ] /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] /fund group per month

Literature Fulfillment Services*
▪	Account Management
−	$[ ] /month
▪	Inbound Teleservicing Only
−	Account Management - $[ ] /month
−	Call Servicing - $[ ] /minute
▪	Lead Conversion Reporting
−	$[ ] /month
▪	Closed Loop Reporting
−	Account Management - $[ ] /month
−	Database Installation, Setup - $[ ] /fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$[ ] /monthly report

Rothschild	5

Exhibit FF (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2014
FAF Money Market Fund Service Organizations
▪	$[ ] /money market share class per year
▪	Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
▪	$[ ] /transfer to successor trustee
▪	$[ ] /participant distribution (Excluding SWPs)
▪	$[ ] /refund of excess contribution
▪	$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$[ ] /outgoing wire transfer or overnight delivery
▪	$[ ] /telephone exchange
▪	$[ ] /return check or ACH or stop payment
▪	$[ ] /research request per account (Cap at $[ ] /request) (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$[ ] setup/fund group
▪	$[ ] /certificate transaction
Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
▪	Training
-	WebEx - $[ ] /user
-	On Site at USBFS - $[ ] /day
-	At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $[ ] /hour ([ ] hour estimate)
-	Recurring (per feed) - $[ ] /month
CUSIP Setup
▪	Subsequent CUSIP Setup - $[ ] /CUSIP
Expedited CUSIP Setup - $[ ] /CUSIP (Less than [ ] days)

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit FF.

ROTHSCHILD ASSET MANAGEMENT INC.

By: /s/ Tom Rawlings

Name: Tom Rawlings

Title: Chief Operating Officer                                      Date: December 18, 2014

Rothschild	6